Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Larry Gerdes, CEO, larry.gerdes@trcr.com Lance Cornell, CFO, lance.cornell@trcr.com
678-808-0600

January 28, 2008

(BW) (TRANSCEND SERVICES, INC.) (TRCR)

TRANSCEND REPORTS FOURTH QUARTER EARNINGS PER SHARE OF $.21 EXCLUDING UNUSUAL ITEMS

Atlanta, Georgia. TRANSCEND SERVICES, INC. (NASDAQ: TRCR), a leader in providing medical transcription services to the U.S. healthcare market, today announced its results for the quarter and year ended December 31, 2007.

Three Months Ended December 31, 2007

Revenue for the fourth quarter of 2007 was $10,884,000, an increase of $1,932,000, or 22%, over fourth quarter 2006 revenue of $8,952,000. Earnings per share was $0.21 in the fourth quarter of 2007, excluding the positive impact of a $5,403,000 reversal of the Company’s deferred tax valuation allowance and the impact of a $130,000 legal settlement, compared to $0.10 in the fourth quarter of 2006. Including these unusual items, earnings per share was $.80 for the fourth quarter.

“Our fourth quarter results capped off a tremendous year of growth for our company,” stated Larry Gerdes, President and Chief Executive Officer. “The key to our revenue performance has been our high customer retention rate – which finished the year at 98%. Strong customer retention is the best proof we have that our customer-centric teams are delivering excellent service. We have been able to improve service while simultaneously improving our productivity through deployment of speech recognition technology and selective use of offshore partners. I’m proud of our employees for executing well on our initiatives throughout 2007. We were also pleased to settle our only outstanding litigation matter, which saves us the potentially substantial costs of going to trial and allows us to enter 2008 without the uncertainty of unresolved legal issues.”

The $1,932,000 increase in revenue consisted of growth from existing customers of $1,118,000, revenue from new customers of $656,000, revenue contributed from the January 16, 2007 acquisition of OTP Technologies, Inc. of $376,000 and an increase in other revenue of $16,000, offset by a decrease in revenue of $234,000 from customers who had terminated their contracts. Excluding the impact of the OTP acquisition, revenue increased 17%.

Jeff McKee, Senior Vice President of Sales and Marketing, added, “We sold new business in 2007 which represents an estimated $7.0 million in annual revenue once fully implemented. Our implementation backlog was approximately $3.0 – 3.4 million in annual revenue as we entered 2008. We expect to implement this backlog during the first half of 2008. The fourth quarter of 2006 had an unusually high volume of large implementations from sales made in the third and fourth quarters of 2006. We sold the same amount of business in 2007 as we did in 2006, but the sales in 2007 occurred later in the year, which increased our backlog at year-end. About 60% of the annual value of new business we closed in 2007 was on our BeyondTXT platform and 40% was on other platforms – predominantly eScription.”

Gross profit increased $1,249,000, or 51%, to $3,682,000 in the fourth quarter of 2007 from $2,433,000 in the fourth quarter of 2006. As a percentage of revenue, gross profit increased to 34% in the fourth quarter of 2007 from 27% in the fourth quarter of 2006. The improvement is attributable to productivity gains from the Company’s speech recognition-enabled BeyondTXT platform, the use of offshore transcription resources and the growth of the semi-variable portion of direct costs at a slower rate than the rate of revenue growth.

Approximately 24% of the Company’s total production volume was edited using speech recognition technology in the fourth quarter, compared to 20% in the fourth quarter of 2006. The Company’s goal is to grow this percentage to 40% over the next two years, assuming the mix of work on BeyondTXT versus other platforms stays relatively constant. In addition, the Company processed approximately 15% of total volume offshore during the fourth quarter, compared to 7% in the fourth quarter of 2006. Offshore volume as a percentage of total volume is expected to grow gradually over the next several years. We do not expect the growth in offshore volume to impact our domestic workforce.

Operating expenses, consisting of selling, research and development, general and administrative, and depreciation and amortization expenses, increased $189,000, or 12%, to $1,726,000, or 16% of revenue, excluding $130,000 in settlement costs related to the Our Lady of the Lakes (“OLOL”) legal matter, compared to $1,537,000, or 17% of revenue, in the fourth quarter of 2006. Including the OLOL settlement, operating expenses increased by $319,000, or 21%, to $1,856,000 in the fourth quarter of 2007 compared to the fourth quarter of 2006. The increase in operating expenses can be attributed primarily to higher legal, medical insurance, telecommunications and Sarbanes-Oxley Act compliance costs.

Operating income was $1,826,000, or 17% of revenue in the fourth quarter of 2007, compared to $896,000, or 10% of revenue, in the fourth quarter of 2006. Excluding the OLOL settlement, operating income was $1,956,000 or 18% of revenue.

As of December 31, 2007, the Company had net operating loss carryforwards of approximately $13.3 million available to offset future taxable income and net deferred tax assets of approximately $5.4 million. During the fourth quarter of 2007, the Company performed a detailed review of its income tax position, specifically the valuation allowance that had been established against deferred tax assets. As a result of the review, we determined that it is more likely than not that that the Company will be able to utilize all of our net operating loss carryforwards and that a valuation allowance is no longer necessary. Reversal of the valuation allowance resulted in a one-time non-cash credit to income tax expense of $5,403,000 during the fourth quarter of 2007. Going forward, we expect to record income tax expense at more typical corporate rates, but it is important to note that this expense will be almost entirely a non-cash item until the net operating loss carryforwards are fully utilized, which we do not expect to occur until after 2008.

Reported net income was $7,152,000, or $.80 per share, for the fourth quarter of 2007. Excluding the positive impact of the reversal of the deferred tax asset valuation allowance and the negative effect of the OLOL settlement, net income for the fourth quarter of 2007 was $1,875,000, or $0.21 per share, compared to $762,000, or $0.10 per share, in the fourth quarter of 2006. If the Company’s effective tax rate had been 39% and excluding the two unusual items, net income would have been $1,166,000, or $.13 per share, for the fourth quarter of 2007. The January 2007 acquisition of OTP Technologies, Inc. contributed approximately $.01 to fourth quarter earnings per share.

“In order to reverse our deferred tax valuation allowance, we had to be able to predict that future earnings would be sufficient to utilize our net operating loss carryforwards. We believe our ability to reach this conclusion during our fourth quarter budgeting process is a vote of confidence in our future,” stated Lance Cornell, Chief Financial Officer. “In addition, we hit an important milestone in the fourth quarter by achieving EBITDA of 20% of revenue for the first time in recent history, excluding the two unusual items.”

EBITDA, which is earnings before interest, taxes, depreciation and amortization, is a popular non-GAAP measure of financial performance which management believes is useful to investors. EBITDA of $2,141,000 for the fourth quarter of 2007, excluding the legal settlement, was calculated by taking operating income of $1,956,000, excluding the legal settlement, and adding back $185,000 of depreciation and amortization expense.

Year Ended December 31, 2007

Revenue for 2007 was $42,454,000, an increase of $9,542,000, or 29%, over 2006 revenue of $32,912,000. The $9,542,000 increase in revenue consisted of growth from existing customers of $7,921,000, revenue from new customers of $1,435,000 and revenue contributed from the January 16, 2007 acquisition of OTP Technologies, Inc. of $1,556,000, offset by a decrease in revenue of $1,268,000 from customers who terminated their contracts and a decrease in other revenue of $102,000. Excluding the impact of the OTP acquisition, revenue increased 24%.

Gross profit was 32% of revenue in 2007 compared to 24% of revenue in 2006. Operating expenses were 17% of revenue in 2007 compared to 18% of revenue in 2006. Operating income excluding the legal settlement was $6.6 million, or 16% of revenue, an increase of $4.6 million or 223% compared to $2.0 million, or 6% of revenue, in 2006. Excluding the effect of the two unusual items, net income for 2007 was $6,202,000, or $.71 per share, compared to net income of $1,457,000, or $.18 per share, in 2006. Reported net income for 2007 was $11,479,000 or $1.31 per share.

As of December 31, 2007, the Company had $5.0 million of cash on hand, up from $0.2 million at the end of 2006. Accounts receivable of $5.1 million represented 43 days of revenue outstanding. The Company had $6.0 million of working capital and a current ratio of 2.4:1 as of December 31, 2007. Total debt was $2.2 million as of December 31, 2007, compared to $4.2 million as of December 31, 2006. The weighted average interest rate on the outstanding debt is 3.5%. The Company had essentially no bank debt as of December 31, 2007.

Sue McGrogan, Chief Operating Officer, concluded, “I am very pleased with our fourth quarter results, even though revenue was slightly lower than expected due to a delay in the return of retired “snowbirds” to our Florida customers in the fourth quarter. Our management team believes that while we have made tremendous strides over the last two years, we still have room for improvement operationally and financially. Our goal is for Transcend to become the undisputed leader in the industry from the perspective of both the healthcare organizations we serve as well as the medical transcriptionists we employ. I want to thank our customers, employees and shareholders for their continued support.”

Conference Call

Transcend will host a conference call regarding this press release for investors, analysts and other interested parties on January 28, 2008 at 11:00 a.m. ET. To participate in the conference call, please dial (800) 815-8193 (the US/Canada dial-in number) or (706) 643-2724 (the international dial-in number), enter the conference identification number 32008209 and, if asked, identify the conference name as Transcend Services and the leader name as Larry Gerdes. A replay of the conference call will be available by dialing (800) 642-1687 (US/Canada) or (706) 645-9291 (international) and entering the conference identification number 32008209 from two hours after the completion time of the conference call until midnight on February 4, 2008.

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the patient medical record. To this end, the Company has created Internet-based, speech-recognition enabled, voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription and editing services encompass everything needed to securely receive, type, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing.

For more information, visit http://www.transcendservices.com.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

(Unaudited Financial Statements Follow)

TRANSCEND SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited and rounded to the nearest thousand)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$4,996,000	$215,000
Accounts receivable, net of allowance for doubtful accounts of $85,000 and $115,000 at December 31, 2007 and December 31, 2006, respectively	5,092,000	4,578,000
Prepaid expense and other current assets	289,000	78,000
Deferred income tax – current	33,000	—

Total current assets	10,410,000	4,871,000
Property and equipment:
Computer equipment	3,507,000	3,371,000
Software	3,222,000	2,907,000
Furniture and fixtures	399,000	291,000

Total property and equipment	7,128,000	6,569,000
Accumulated depreciation and amortization	(5,738,000)	(5,235,000)

Property and equipment, net	1,390,000	1,334,000
Intangible assets:
Goodwill	4,701,000	3,686,000
Other intangible assets	795,000	575,000

Total intangible assets	5,496,000	4,261,000
Accumulated amortization	(371,000)	(216,000)

Intangible assets, net	5,125,000	4,045,000
Other assets	287,000	370,000
Deferred income tax—noncurrent	5,506,000	—

Total assets	$22,718,000	$10,620,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Promissory notes payable to related parties	$1,332,000	$1,105,000
Accounts payable	625,000	250,000
Accrued compensation and benefits	1,449,000	1,233,000
Other accrued liabilities	905,000	622,000
Deferred income tax – current	101,000	—

Total current liabilities	4,412,000	3,210,000
Long term liabilities:
Line of credit	4,000	1,163,000
Promissory notes payable to related parties	165,000	1,167,000
Promissory notes payable	674,000	751,000
Other liabilities	10,000	22,000

Total long term liabilities	853,000	3,103,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 2,000,000 shares authorized and no shares outstanding at December 31, 2007 and December 31, 2006	—	—
Common stock, $0.05 par value; 15,000,000 shares authorized at December 31, 2007 and December 31, 2006; 8,435,000 and 7,842,000 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	422,000	392,000
Additional paid-in capital	29,992,000	28,355,000
Retained deficit	(12,961,000)	(24,440,000)

Total stockholders’ equity	17,453,000	4,307,000

Total liabilities and stockholders’ equity	$22,718,000	$10,620,000

TRANSCEND SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and rounded to the nearest thousand)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Revenue	$10,884,000	$8,952,000	$42,454,000	$32,912,000
Direct Costs	7,202,000	6,519,000	28,789,000	24,957,000

Gross Profit	3,682,000	2,433,000	13,665,000	7,955,000

Operating expenses:
Sales and marketing	66,000	107,000	449,000	423,000
Research and development	185,000	108,000	659,000	391,000
General and administrative	1,420,000	1,105,000	5,277,000	4,264,000
Depreciation and amortization	185,000	217,000	793,000	830,000

Total operating expenses	1,856,000	1,537,000	7,178,000	5,908,000

Operating income	1,826,000	896,000	6,487,000	2,047,000
Interest expense, net	44,000	109,000	272,000	469,000
Other expense	—	22,000	—	90,000

Total interest and other expense	44,000	131,000	272,000	559,000

Income before income taxes	1,782,000	765,000	6,215,000	1,488,000
Income taxes	(5,370,000)	3,000	(5,264,000)	31,000

Net income	$7,152,000	$762,000	$11,479,000	$1,457,000

Basic earnings per share:
Net earnings per share	$.85	$.10	$1.39	$.19

Weighted average shares outstanding	8,416,000	7,842,000	8,262,000	7,874,000

Diluted earnings per share:
Net earnings per share	$.80	$.10	$1.31	$.18

Weighted average shares outstanding	8,886,000	7,976,000	8,752,000	7,940,000